Digirad Corporation S-4/A

 Exhibit 99.1

PROXY CARD

THE ATRM SPECIAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS ON SEPTEMBER 6, 2019

This proxy will be voted as specified by the shareholder. If no specification is made, all shares will be voted “FOR” all proposals.

The shareholder(s) represented herein appoint Mr. Jeffrey E. Eberwein and Mr. John G. Grau, and each of them, proxies with the power of substitution to vote all shares of common stock entitled to be voted by said shareholder(s) at the Special Meeting of the Shareholders of ATRM. The ATRM Special Meeting will be held at 11:00 a.m., Eastern Time, on September 6, 2019, at 53 Forest Ave., 1st Floor, Old Greenwich, CT 06870 and in any adjournment or postponement thereof as specified in this proxy.

	FOR	AGAINST	ABSTAIN
ATRM PROPOSAL NO. 1: APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER	□	□	□
ATRM PROPOSAL NO. 2: APPROVAL, BY AND ADVISORY VOTE, OF THE CHANGE IN CONTROL PAYMENTS	□	□	□
ATRM PROPOSAL NO. 3: APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE	□	□	□

IN THEIR DISCRETION, PROXIES ARE ENTITLED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

HOW TO VOTE

Internet. Electronically through the internet by accessing www.proxyvote.com. You may vote through the Internet until 11:59 p.m., Eastern Time, on September 5, 2019. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a control number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.

Mail. By returning your proxy through the mail. Please sign, date, and mail the proxy card in the enclosed postage-paid envelope.

Telephone. By calling 1-800-454-8683. You may vote by telephone until 11:59 p.m., Eastern Time, on September 5, 2019. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a control number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

In Person. In person at the meeting. If you are a shareholder of record and attend the meeting, you may vote at the meeting or deliver your complete proxy card in person.

Signature _____________________________________________	Date______________________

Signature _____________________________________________	Date______________________

Note: Please sign as your name appears hereon. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations, please sign with full corporate name by a duly authorized officer and affix corporate seal.